Exhibit 3.129

ARTICLES OF INCORPORATION

OF

VACATION RESORTS INTERNATIONAL

I

The name of this corporation is VACATION RESORTS INTERNATIONAL.

II

The purpose of this corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of California other than the banking business, the trust company business or the practice of a profession permitted to be incorporated by the California Corporations Code.

III

The name and address in the State of California of this corporation’s initial agent for service of process is:  Roy Fraser, 1644 N. El Camino Real, San Clemente CA  92672.

IV

This corporation is authorized to issue only one class of shares of stock; and the total number of shares which this corporation is authorized to issue is 100,000.

DATED:  October 22, 1981

/s/ WILLIAM S. GREGORY
WILLIAM S. GREGORY

I hereby declare that I am the person who executed the foregoing Articles of Incorporation, which execution is my act and deed.

/s/ WILLIAM S. GREGORY
WILLIAM S. GREGORY